FOR RELEASE:		July 12, 2010

Contacts:	John A. B. “Andy” Davies, Jr.
President and CEO
(757) 217-1000

BANK OF HAMPTON ROADS NAMES KATIE B. WEEKS EXECUTIVE VICE PRESIDENT AND DIRECTOR OF HUMAN RESOURCES

Over 25 Years of Human Resources Experience with Community Banks in Hampton Roads Region

Norfolk, Virginia, July 12, 2010:  Hampton Roads Bankshares, Inc. (the “Company,” NASDAQ:  HMPR), the holding company for Bank of Hampton Roads (the “Bank”) and Shore Bank, today announced it had appointed Katie B. Weeks Executive Vice President and Director of Human Resources for the Bank.  Weeks joins the Bank with over twenty five years of broad-based human resources experience at community banks in the Hampton Roads region.

Prior to joining the Bank, Weeks served for eight years as Senior Vice President and Director of Human Resources at Old Point National Bank, the principal banking subsidiary of Old Point Financial Corporation, a Hampton, VA-based bank holding company with approximately $1 billion in assets.  Previously, Weeks spent twenty years at RBC Bank (formerly First Coastal Bank) in Virginia Beach, VA, and the last fifteen as Director of Human Resources.

John A. B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, said “The strength of the Hampton Roads Bankshares franchise derives in large part from the quality of our people.  I had the privilege of working with Katie for a decade.  She brings a wealth of human resources experience and perspective to our team and I’m confident that she will help us continue to attract, develop and retain the best people in our regions.”

    Weeks said, “I’m proud to become a part of this team, which I am convinced is building a premier regional community banking organization.”

Weeks earned a Bachelor of Arts in Sociology/Psychology at the University of North Carolina at Charlotte and is a graduate of the Virginia Bankers School at the University of Virginia.  She is a member of the National Society for Human Resources Management and is certified by the Society’s Human Resources Certification Institute as a Senior Professional in Human Resources.  Weeks is also a member of the Hampton Roads Society of Human Resources Management.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements,” including statements regarding our ability to become the premier regional community bank in all our market areas and statements regarding our ability to attract, develop and retain the best people in our regions.  There can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements.  Many factors could cause actual events or results to differ significantly from those described or implied in the forward-looking statements including, but not limited to, our financial condition, market competition and overall economic conditions.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the Securities and Exchange Commission.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are the Bank, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, the Bank operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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